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                                   EXHIBIT 5.1

                  Opinion of Blank Rome Comisky & McCauley LLP

                                   June 11, 1999

NCO Group, Inc.
515 Pennsylvania Avenue
Fort Washington, PA 19034

         Re:   NCO Group, Inc. Registration Statement on Form S-8
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Gentlemen:

         We have acted as counsel to NCO Group, Inc. (the "Company") in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the offer and sale of up to 311,758 shares of common stock, no par value (the "Common Stock"), by the Company pursuant to the 1997 Stock Option Plan of JDR Holdings, Inc., the Stock Option Agreement with Lombardo Consulting L.P., and the Stock Option Agreement with Barry M. Grant (the "Plans"). This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

         In rendering this opinion, we have examined only the following documents: (i) the Company's Amended and Restated Articles of Incorporation and Bylaws, (ii) resolutions adopted by the Board of Directors of the Company, (iii) the Registration Statement and (iv) the Plans. We have not performed any independent investigation other than the document examination described. Our opinion is therefore qualified in all respects by the scope of that document examination. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all certificates, documents, and records examined and the genuineness of all signatures. This opinion is limited to the laws of the Commonwealth of Pennsylvania.

         Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock of the Company which are being offered and sold by the Company pursuant to the Registration Statement and the Plans, when sold in the manner and for the consideration contemplated by the Registration Statement and the Plans, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registrant Statement.

                                            Sincerely,



                                            BLANK ROME COMISKY & McCAULEY LLP